Exhibit 3.40

WRITTEN CONSENT OF
THE SHAREHOLDER OF
MILLETT INDUSTRIES

The undersigned, being the sole shareholder of Millett Industries, a California corporation (the “Corporation”), pursuant to Section 603 of the California Corporations Code and pursuant to Article I, Section 6 of the Bylaws of the Corporation (the “Bylaws”), hereby adopts and approves the following resolutions and instructs the Secretary of the Corporation to file this Written Consent with the actions of the Corporation:

WHEREAS, the sole shareholder of the Corporation deems it in the best interest of the Corporation to amend the Bylaws with respect to Number and Qualification of Directors.

RESOLVED, that Article II, Section 2 of the Bylaws is hereby amended and restated to read as follows:

“Section 2.                                     Number and Qualification.

The authorized number of directors of the corporation shall be as follows:  Two (2).

This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, Article II, of these Bylaws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power.”

FURTHER RESOLVED, that the following persons are hereby elected as directors of the Corporation to hold office until their respective successors are duly elected or qualified, or until their earlier death, resignation or removal:

Scott D. Chaplin
Neal S. Cohen

IN WITNESS WHEREOF, the undersigned has executed this written consent as of the date set forth below.

Dated: November 1, 2013

BUSHNELL INC.,

By	/s/ Scott D. Chaplin
	Name:	Scott D. Chaplin
	Title:	Chairman, Vice President and Secretary

BY-LAWS

OF

PARMATECH DEVELOPMENT CORPORATION,
a California Corporation

ARTICLE I

SHAREHOLDERS’ MEETING

Section 1.                                           Place of Meetings.

All meetings of the shareholders shall be held at the office of the corporation, in the State of California, as may be designated for that purpose from time to time by the Board of Directors.

Section 2.                                           Annual Meetings.

The annual meeting of the shareholders shall be held each year at the time and on the day following:

Time of Meeting: 10:00 a.m.

Date of Meeting: 1st Tuesday in February

If this day shall be a legal holiday, then the meeting shall be held on the next succeeding business day, at the same hour. At the annual meeting, the shareholders shall elect a Board of Directors, consider reports of the affairs of the corporation and transact such other business as may properly be brought before the meeting.

Section 3.                                           Special Meetings.

Special meetings of the shareholders for any purpose or purposes may be called at any time by the president, a vice-president, the secretary, an assistant secretary, or by the Board of Directors, or by one or more shareholders holding not less than one-fifth (1/5) of the voting power of the corporation. Upon request in writing by registered mail to the president, a vice-president, the secretary or an assistant secretary, directed to such officers at the principal office of the corporation, in California, or delivered to such officer in person by any person entitled to call a meeting of shareholders, it shall be the duty of such officer forthwith to cause notice to be given to the shareholders entitled to vote of a meeting to be held at such time as such officer may fix not less than ten (10) nor more than sixty (60) days after the receipt of such request. If such notice shall not be given within seven (7) days after the date of mailing or date of delivery of such request, the person or persons calling the meeting may fix the time of meeting and give notice thereof in the manner provided by these By-Laws.

Section 4.                                           Notice of Meetings.

Notices of meetings, annual or special, shall be given in writing to shareholders entitled to vote by the secretary or the assistant secretary, or if there be no such officer, or in the case of his neglect or refusal, by any director or shareholder.

Such notices shall be sent to the shareholder’s address appearing on the books of the corporation or supplied by him to the corporation for the purpose of notice, but not less than seven (7) days before such meeting.

Notice of any meeting of shareholders shall specify the place, the day and the hour of the meeting, and in case of special meeting, as provided by the Corporations Code of California, the general nature of the business to be transacted.

If a shareholder supplies no address, notice shall be deemed to have been given to him if mailed to the place where the principal office of the company, in California, is situated, or published at least once in some newspaper of general circulation in the County of said principal office. Such notice shall specify the place, the day and hour of the meeting, and in the case of special meetings, the general nature of the business to be transacted.

When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in case of an original meeting. Save, as aforesaid, it shall not be necessary to give any notice of the adjournment or of the business to be transacted at an adjourned meeting other than by announcement at the meeting at which such adjournement is taken.

Section 5.                                           Consent to Shareholders’ Meetings.

The transactions of any meeting of shareholders, however called and noticed, shall be valid as though had at a meeting duly held after regular call and notice, if a quorum be present either in person or by proxy, and if either before or after the meeting, each of the shareholders entitled to vote, not present in person or by proxy, sign a written waiver of notice, or a consent to the holding of such meeting, or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 6.                                           Shareholders Acting Without a Meeting.

Any action which may be taken at a meeting of the shareholders, may be taken without a meeting if authorized by a writing signed by all of the shareholders entitled to vote at a meeting for such purpose, and filed with the secretary of the corporation.

Section 7.                                           Quorum.

The holders of a majority of the shares entitled to vote thereat, present in person, or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law, by the Articles of Incorporation, or by these By-Laws. If, however, such majority shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, until the requisite amount of voting shares shall be present. At such adjourned meeting at which the requisite amount of voting shares shall be represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 8.                                           Voting Rights; Cumulative Voting.

Only persons in whose names shares entitled to vote stand on the stock records of the corporation on the day of any meeting of shareholders, unless some other day be fixed by the Board of Directors for the determination of shareholders of record, and then on such other day, shall be entitled to vote at such meeting.

Every shareholder entitled to vote at any election for directors of any corporation for profit may cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or distribute his votes on the same principle among as many candidates as he thinks fit.

The candidates receiving the highest number of votes up to the number of directors to be elected are elected.

The Board of Directors may fix a time in the future not exceeding thirty (30) days preceding the date of any meeting of shareholders or the date fixed for the payment of any dividend or distribution, or for the allotment of rights, or when any change or conversion or exchange of shares shall go into effect, as a record date for the determination of the shareholders entitled to notice of and to vote at any such meeting, or entitled to receive any such dividend or distribution, or any allotment of rights, or to exercise the rights in respect to any such change, conversion or exchange of shares. In such case only shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting, or to receive such dividends, distribution or allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any share on the books of the company after any record date fixed as aforesaid. The Board of Directors may close the books of the company against transfers of shares during the whole or any part of such period.

Section 9.                                           Proxies.

Every shareholder entitled to vote, or to execute consents, may do so either in person or by written proxy, executed in accordance with the provisions of Section 2225 of the Corporations Code of California and filed with the secretary of the corporation.

Section 10.                                    Organization.

The president, or in the absence of the president, any vice-president, shall call the meeting of the shareholders to order, and shall act as chairman of the meeting. In the absence of the president and all of the vice-presidents, shareholders shall appoint a chairman for such meeting. The secretary of the company shall act as secretary of all meetings of the shareholders, but in the absence of the secretary at any meeting of the shareholders, the presiding officer may appoint any person to act as secretary of the meeting.

Section 11.                                    Inspectors of Election.

In advance of any meeting of shareholders the Board of Directors may, if they so elect, appoint inspectors of election to act at such meeting or any adjournments thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any shareholder of his proxy shall, make such appointment at the meeting. The number of inspectors shall be either one or three.

ARTICLE II

DIRECTORS; MANAGEMENT

Section 1.                                           Powers.

Subject to the limitation of the Articles of Incorporation, of the By-Laws, and of the laws of the State of California as to action to be authorized or approved by the shareholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of this corporation shall be controlled by, a Board of Directors.

Section 2.                                           Number and Qualification.

The authorized number of directors of the corporation shall be as follows: Three (3)

This number may be changed by amendment to the Articles of Incorporation or by an amendment to this Section 2, ARTICLE II, of these By-Laws, adopted by the vote or written assent of the shareholders entitled to exercise majority voting power.

Section 3.                                           Election and Tenure of Office.

Vacancies in the Board of Directors may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office until his successor is elected at an annual meeting of shareholders or at a special meeting called for that purpose.

The shareholders may at any time elect a director to fill any vacancy not filled by the directors, and may elect the additional directors at the meeting at which an amendment of the By-Laws is voted authorizing an increase in the number of directors.

A vacancy or vacancies shall be deemed to exist in case of the death, resignation or removal of any director, or if the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or at an adjournment thereof, to elect the additional director so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

If the Board of Directors accepts the resignation of a Director tendered to take effect at a future time, the Board or the shareholders, shall have power to elect a successor to take office when the resignation shall become effective.

No reduction of the number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.                                           Removal of Directors.

The entire Board of Directors or any individual director may be removed from office as provided by Section 810 of the Corporations Code of the State of California.

Section 6.                                           Place of Meetings.

Meetings of the Board of Directors shall be held at the office of the corporation in the State of California, as designated for that purpose, from time to time, by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid, wherever held, if held by the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

Section 7.                                           Organization Meetings.

The organization meetings of the Board of Directors shall be held immediately following the adjournment of the annual meetings of the shareholders.

Section 8.                                           Special Meetings - Notices.

Special meetings of the Board of Directors for any purpose or purposes shall be called at any time by the president or if he is absent or unable or refuses to act, by any vice-president or by any two directors.

Written notice of the time and place of special meetings shall be delivered personally to the directors or sent to each director by letter or by telegram, charges prepaid, addressed to him at his address as it is shown upon the records of the corporation, or if it is not so shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held. In case such notice is mailed or telegraphed, it shall be deposited in the United States mail or delivered to the telegraph company in the place in which the principal office of the corporation is located at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered as above provided, it shall be so delivered at least twenty-four (24) hours prior to the time of the holding of the meeting. Such mailing, telegraphing or delivery as above provided shall be due, legal and personal notice to such director.

Section 9.                                           Waiver of Notice.

When all of the directors are present at any directors’ meeting, however called or noticed, and sign a written consent thereto on the records of such meeting, or, if a majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which said waiver shall be filed with the Secretary of the Corporation, the transactions thereof are as valid as if had at a meeting regularly called and noticed.

Section 10.                                    Directors Acting Without a Meeting by Unanimous Written Consent.

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting and with the same force and effect as if taken by a unanimous vote of directors, if authorized by a writing signed by all members of the board. Such consent shall be filed with the regular minutes of the Board.

Section 11.                                    Notice of Adjournment.

Notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 12.                                    Quorum.

A majority of the number of directors as fixed by the Articles of Incorporation or By-Laws shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at any meeting at which there is a quorum, when duly assembled, is valid as a corporate act; provided that a minority of the directors, in the absence of a quorum, may adjourn from time to time, but may not transact any business.

Section 13.                                    Compensation of Directors.

Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board a fixed sum and expense of attendance, if any, may be allowed for attendance at each regular and special meeting of the Board; provided that nothing herein contained shall be construed to preclude any director from serving the company in any other capacity and receiving compensation therefor.

Section 14.                                    Executive Committee.

An executive committee may be appointed by resolution passed by a majority of the whole Board. The executive committee shall be composed of members of the Board, and shall have such powers as may be expressly delegated to it by resolution of the Board of Directors. It shall act only in the intervals between meetings of the Board and shall be subject at all times to the control of the Board of Directors.

ARTICLE III

OFFICERS

Section 1.                                           Officers.

The officers of the corporation shall be a president, a vice-president, a secretary and a treasurer. The corporation may also have, at the discretion of the Board of Directors, a chairman of the board, one or more additional vice-presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article. One person may hold two or more offices, except those of president and secretary.

Section 2.                                           Election.

The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article shall be chosen annually by the Board of Directors and each shall hold his office until he shall resign or shall be removed or otherwise disqualified to serve, or his successor shall be elected and qualified.

Section 3.                                           Subordinate Officers, Etc.

The Board of Directors may appoint such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in the By-Laws or as the Board of Directors may from time to time determine.

Section 4.                                           Removal and Resignation.

Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or, except in case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors.

Any officer may resign at any time by giving written notice to the Board of Directors, or to the president, or to the secretary of the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.                                           Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in the By-Laws for regular appointments to such office.

Section 6.                                           Chairman of the Board.

The Chairman of the Board, if there shall be such an officer, shall, if present, preside at all meetings of the Board of Directors, and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by the By-Laws.

Section 7.                                           President.

Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the shareholders and in the absence of the Chairman of the Board, of if there be none, at all meetings of the Board of Directors. He shall be ex officio a member of all the standing committees, including the executive committe, if any, and shall have the general powers and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the By-Laws.

Section 8.                                           Vice-President.

In the absence or disability of the president, the vice-presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the vice-president designated by the Board of Directors, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to, all the restrictions upon the president. The vice-presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them respectively by the Board of Directors or the By-Laws.

Section 9.                                           Secretary.

The secretary shall keep, or cause to be kept, a book of minutes at the principal office or such other place as the Board of Directors may order, of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at shareholders’ meetings and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal office or at the office of the corporation’s transfer agent, a share register, or duplicate share register, showing the names of the shareholders and their addresses; the number and classes of shares held by each; the number and date of certificates issued for the same; and the number and date of cancellation of every certificate surrendered for cancellation.

The secretary shall give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the By-Laws or by law to be given, and he shall keep the seal of the corporation in safe custody, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or by the By-Laws.

Section 10.                                    Treasurer.

The treasurer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. Any surplus, including earned surplus, paid-in-surplus and surplus arising from a reduction of stated capital, shall be classified according to source and shown in a separate account. The books of account shall at all reasonable times be open to inspection by any director.

The treasurer shall deposit all moneys and other valuables in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors. He shall disburse the funds of the corporation as may be ordered by the Board of Directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as treasurer and of the financial conditon of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the By-Laws.

ARTICLE IV

CORPORATE RECORDS AND REPORTS — INSPECTION

Section 1.                                           Records.

The corporation shall maintain adequate and correct accounts, books and records of its business and properties. All of such books, records and accounts shall be kept at its principal place of business in the State of California, as fixed by the Board of Directors from time to time.

Section 2.                                           Inspection of Books and Records.

All books and records provided for in Section 3003 of the Corporations Code of California shall be open to inspection of the directors and shareholders from time to time and in the manner provided in said Section 3003.

Section 3.                                           Certification and Inspection of By-Laws.

The original or a copy of these By-Laws, as amended or otherwise altered to date, certified by the Secretary, shall be open to inspection by the shareholders of the company, as provided in Section 502 of the Corporations Code of California.

Section 4.                                           Checks, Drafts, Etc.

All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness, issued in the name of or payable to the corporation, shall be signed or endorsed by such person or persons and in such manner as shall be determined from time to time by resolution of the Board of Directors.

Section 5.                                           Contracts, Etc. — How Executed.

The Board of Directors, except as in the By-Laws otherwise provided, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances. Unless so authorized by the Board of Directors, no officer, agent, or employee shall have any power or authority to bind the corpoation by any contract or engagement, or to pledge its credit, or to render it liable for any purpose or to any amount.

Section 6.                                           Annual Report.

The Board of Directors shall cause an annual report or statement to be sent to the shareholders of this corporation not later than one hundred and twenty (120) days after the close of the fiscal or calendar year in accordance with the provisions of Sections 3006 - 3010 of the Corporations Code of the State of California.

ARTICLE V

CERTIFICATES AND TRANSFER OF SHARES

Section 1.                                           Certificates for Shares.

Certificates for shares shall be of such form and device as the Board of Directors may designate and shall state the name of the record holder of the shares represented thereby; its number; date of issuance; the number of shares for which it is issued; the par value, if any, or a statement that such shares are without par value; a statement of the rights, privileges, preferences and restrictions, if any; a statement of liens or restrictions upon transfer or voting, if any; if the shares be assessable or, if assessments are collectible by personal action, a plain statement of such facts.

Every certificate for shares must be signed by the president or a vice-president and the secretary or an assistant secretary or must be authenticated by facsimiles of the signature of its president and the written signature of its secretary or an assistant secretary. Before it becomes effective every certificate for shares authenticated by a facsimile of a signature must be countersigned by a transfer agent or transfer clerk and must be registered by an incorporated bank or trust company, either domestic or foreign, as registrar of transfers.

Section 2.                                           Transfer on the Books.

Upon surrender to the Secretary or transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.                                           Lost or Destroyed Certificates.

Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact and advertise the same in such manner as the Board of Directors may require, and shall, if the directors so require, give the corporation a bond of indemnity, in form and with one or more sureties satisfactory to the Board, in at least double the value of the stock represented by said certificate, whereupon a new certificate may be issued in the same tenor and for the same number of shares as the one alleged to be lost or destroyed.

Section 4.                                           Transfer Agents and Registrars.

The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be an incorporated bank or trust company — either domestic or foreign, who shall be appointed at such times and places as the requirements of the corporation may necessitate and the Board of Directors may designate.

Section 5.                                           Closing Stock Transfer Books.

The Board of Directors may close the transfer books in their discretion for a period not exceeding thirty (30) days preceding any meeting, annual or special, of the shareholders, or the day appointed for the payment of a dividend.

Section 6.                                           Legend Condition.

In the event any shares of this corporation are issued pursuant to a permit or exemption therefrom requiring the imposition of a legend condition, the person or persons issuing or transferring said shares shall make sure said legend appears on the certificate and on the stub relating thereto in the stock record book and shall not be required to transfer any shares free of such legend unless an amendment to such permit or a new permit be first issued so authorizing such deletion.

ARTICLE VI

CORPORATE SEAL

The corporate seal shall be circular in form, and shall have inscribed thereon the name of the corporation, the date of its incorporation, and the word “California”.

ARTICLE VII

AMENDMENTS TO BY-LAWS

Section 1.                                           By Shareholders.

New By-Laws may be adopted or these By-Laws may be repealed or amended at their annual meeting, or at any other meeting of the shareholders called for that purpose, by a vote of shareholders entitled to exercise a majority of the voting power of the corporation, or by written assent of such shareholders.

Section 2.                                           Powers of Directors.

Subject to the right of the shareholders to adopt, amend or repeal By-Laws, as provided in Section 1 of this ARTICLE VII, the Board of Directors may adopt, amend or repeal any of these By-Laws other than a By-Law or amendment thereof changing the authorized number of Directors.

Section 3.                                           Record of Amendments.

Whenever an amendment or new By-Law is adopted, it shall be copied in the book of By-Laws with the original By-Laws, in the appropriate place. If any By-Law is repealed, the fact of repeal with the date of the meeting at which the repeal was enacted or written assent was filed shall be stated in said book.

ARTICLE VII

INDEMNIFICATION OF INCORPORATORS, OFFICERS, DIRECTORS AND SHAREHOLDERS

The incorporators, officers, Directors and shareholders of the corporation shall be indemnified by said corporation and held harmless from any liability or obligation, legal, financial or other, incurred by such incorporator, officer, Director and/or shareholders in connection with his or her discharge of his or her corporate duties or in connection wit the fulfillment and furtherance of policies and activities of the corporation.

This indemnification is to extend to all of the corporation’s incorporators and to all individuals who are presently officers or Directors and/or shareholders of the corporation as well as to those who, since the inception of the corporation, have at any time occupied the same positions and, in addition, to all individuals who at any time in the future may become and/or serve as officers or Directors or shareholders of the corporation in connection with all acts past, present and future of said individuals performed by them as their corporate duties or on behalf of and/or in the furtherance of the policies and activities of the corporation.

Upon demand by such incorporator, officer, Director and/or shareholder, this corporation shall indemnify and hold such incorporator, officer, Director and/or shareholder harmless and indemnify him or her, and further shall pay any obligations incurred therein including, but not limited to, judgment, expenditure of funds in connection therewith for attorneys, accountants and other experts, together with all other expenses reasonably related to such obligation or liability.

The corporation shall retain counsel, accountants and other experts on behalf of the incorporators, officers, Directors and shareholders referred to in connection with the foregoing provions for indemnification.

ARTICLE IX

MISCELLANEOUS

Subject to the provisions of Section 814.5 of the California Corporations Code, the Board of Directors may take any action without holding a meeting which they are authorized to take in a meeting lawfully held, provided that all of the Directors of this Corporation consent in writing to any action so taken without meetings, by signing the minutes thereof or written consents thereto.

In addition to the provisions of Article I, Section 1, and at the discretion of the Board of Directors and/or the President, annual and/or regular and/or special meetings of stockholders as well as annual and/or regular and/or special meetings of Directors may be held at any place within the State of California or in any state or city outside of the State of California as may be determined appropriate or convenient, with notice thereof given as required by these By-Laws.

ARTICLE X

RIGHT OF FIRST REFUSAL

The sale and transfer of the shares of the corporation shall be subject to the following restrictions:

1.                                      No shares of the corporation nor any interest therein shall be validly sold or otherwise transferred for consideration, either voluntarily, involuntarily, or by operation of law, and no purported vendee or other transferee shall be recognized as a shareholder of this corporation for any purpose whatsoever unless and until either the holders of all the other issued and outstanding shares of the corporation shall have filed with the secretary of the corporation their written consents to the sale or other transfer of said shares or said shares shall have been released from restrictions upon transfer as hereinafter provided.

2.                                      In the event any shareholder desires to sell or otherwise transfer any or all of his shares, to other than those transferees which the Corporations Code specifically excludes the requirement of obtaining a “Consent to Transfer”, such shareholder shall give written notice to the secretary of the corporation and to all other shareholders of record specifying the number of shares proposed to be sold or otherwise transferred (hereinafter called the “offered shares”), the identity of the prospective bona fide offeree and/or transferee and the price per share offered by the prospective bona fide offeree or transferee for said offered shares.

3.                                      Within a period of fifteen (15) days subsequent to the receipt of the written notice of sale, shareholders, individually, shall each notify the selling shareholder of his acceptance or rejection of the terms and conditions specified in the Notice. In the event that any shareholder shall not give such written acceptance or rejection, such omission shall amount to rejection upon expiration of said fifteen (15) day period. The written acceptance or rejection shall be submitted in duplicate; the original to be submitted to the offering shareholder and the duplicate to the secretary of the corporation. The number of said shares which each of the shareholders shall be entitled to purchase shall be determined according to the proportion which the number of shares held by each such shareholder bears to the total number of shares issued and outstanding other than the offered shares. If offers for less than all of the offered shares are received under said apportionment, each shareholder desiring to purchase shares in excess of those to which he is entitled under said apportionment shall be entitled to purchase such proportion of the remaining shares as the number of shares of the corporation which he holds bears to the total number of shares held by all such shareholders desiring to purchase shares in excess of those to which they are entitled under said apportionment.

4.                                      In the event that upon expiration of said fifteen (15) day period or shareholder’s rejection of the written offers, then the corporation shall have an additional fifteen (15) day period to accept or reject the offer as previously made. Corporation may purchase the number of shares offered less the number of shares to be purchased by shareholders, if any, with said purchase price being paid from corporate surplus.

5.                                      In the event that neither the shareholders nor the corporation accepts the offer as provided for hereinabove, then the offering shareholder may accept the bona fide offer as previously received by him; provided, however, that in the event that any or all of the terms and conditions of said offer are altered and/or modified in any manner whatsoever, then the selling shareholder shall immediately give written notice of all of the terms and conditions as modified and/or altered to the shareholders and corporation pursuant to the requirement for Notice and time periods as resolved hereinabove. In the event that any of the shareholders and/or corporation accepts the modified and/or altered offer then the sale to the bona fide third party purchaser shall terminate as to those shares to be purchased by shareholder and/or corporation and the sale shall proceed between the selling shareholder and the accepting shareholders and/or corporation. However, in the event that shareholders and/or corporation reject the modified and/or altered offer by means of written rejection or time lapse, as provided hereinabove, then selling shareholder shall continue to consummate the sale with the bona fide third party purchaser.

6.                                      The certificates representing the shares of the corporation shall bear on the face of the same, conspicuously and in red, the following legend:

“The sale or other transfer for consideration of the shares of the corporation or any interest therein, whether voluntary, involuntary or by operation of law, is subject to a right of first refusal on the part of all other shareholders and the corporation as provided in the By-Laws of the corporation.”

7.                                      The provisions hereof relating to the sale and transfer of the shares of the corporation and the restrictions thereon shall not be altered, amended or repealed, except with the affirmative vote or written consent of the holders of all issued and outstanding shares of the corporation.